EXHIBIT 10.14
October 2, 2009
AMCON Distributing Company
7405 Irvington Road
Omaha, Nebraska 68122
And
Chamberlin Natural Foods, Inc.
430 North Orlando Avenue
Winter Park, Florida 32789
And
Health Food Associates, Inc.
7807 East 51st Street
Tulsa, Oklahoma 74145

Re:	Thirteenth Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”)
Ladies and Gentlemen:
AMCON Distributing Company, a Delaware corporation (“AMCON”), Chamberlin Natural Foods, Inc., a Florida corporation (“Chamberlin Natural”), and Health Food Associates, Inc., an Oklahoma corporation (“Health Food”) (AMCON, Chamberlin Natural, and Health Food are each referred to as a “Borrower” and are collectively referred to as “Borrowers”) and Bank of America, N.A., as successor in interest to LaSalle Bank National Association, a national banking association (in its individual capacity, “BofA”), as agent (in such capacity as agent, “Agent”) for itself, M&I Marshall & Ilsley Bank (successor by merger to Gold Bank), and all other lenders from time to time party to the Loan Agreement referred to below (“Lenders”), have entered into that certain Amended and Restated Loan and Security Agreement dated September 30, 2004 (the “Loan Agreement”). From time to time thereafter, Borrowers, Agent and Lenders have executed various amendments (each an “Amendment” and collectively the “Amendments”) to the Loan Agreement (the Loan Agreement and the Amendments hereinafter are referred to, collectively, as the “Agreement”). Borrowers, Agent and Lenders now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.	Amendment of the Agreement.
     (i) The definition of the term “Fixed Charges” set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Fixed Charges” shall mean for any period, without duplication, scheduled payments of principal during the applicable period with respect to all indebtedness of AMCON, for borrowed money (including, but not limited to, the $500,000 Promissory Note payable by AMCON to Harps Food Stores, Inc. (the “Harp Note”)), plus scheduled payments of principal during the applicable period with respect to all capitalized lease obligations of AMCON, plus scheduled payments of interest with respect to all indebtedness of AMCON and the Harp Note, for borrowed money including capital lease obligations, plus unfinanced Capital Expenditures of AMCON, during the applicable period, plus payments during the applicable period in respect of income or franchise taxes of AMCON, plus any dividends or distributions made by AMCON, plus any payments made by any Borrower in connection with certain contingent earn-out payments in favor of Harps Food Stores, Inc. or any affiliate thereof.

          (ii) Subsection 13(b) of the Agreement is amended and restated in full, to read as follows:
     (b) Indebtedness.

No Borrower shall create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans, except that a Borrower may (i) borrow money from a Person other than Agent and Lenders on an unsecured and subordinated basis if a subordination agreement in favor of Agent for its benefit and the benefit of the other Lenders and in form and substance satisfactory to the Agent is executed and delivered to Agent relative thereto; (ii) maintain its present indebtedness listed on Schedule 11(n) hereto; (iii) incur unsecured indebtedness to trade creditors in the ordinary course of business; (iv) incur purchase money indebtedness or capitalized lease obligations in connection with Capital Expenditures permitted pursuant to subsection 14(c) hereof; (v) in the case of AMCON, maintain its existing loans to Trinity described in and in accordance with subsection 13(f) hereof, (vi) together with each other Borrower, incur operating lease obligations requiring payments not to exceed Six Million and No/100 Dollars ($6,000,000.00)

in the aggregate for all Borrowers during any Fiscal Year of Borrowers; and (vii) incur Rate Hedging Obligations (provided, however, that the aggregate outstanding Rate Hedging Obligations owing by all Borrowers shall not at any time exceed Twenty Million and No/100 Dollars ($20,000,000.00)) and (viii) incur indebtedness in an amount not to exceed $500,000 payable to Harps Food Stores, Inc. (“Harp”) pursuant to a promissory note in form and substance acceptable to the Bank amortized on a straight-line basis over two years bearing interest at 5% per annum subject to quarterly principal and interest payments; provided, however, that no payments of principal or interest may be made to Harp under such indebtedness in the event (a) any Default or Event of Default has occurred or would be caused by the making of such payment after giving effect thereto and (b) the Borrowers do not have Average Excess Availability greater than or equal to Five Million Dollars ($5,000,000) for the thirty day period immediately prior to such payment and after giving effect to such payment.

     2. Limited Waiver and Consent. Notwithstanding the provisions of Section 13(d) of the Agreement, Agent and the Lenders hereby consent to (i) the purchase of the convenience distribution assets (the “Purchase”) of Harp’s Food Stores, Inc. (“Harp”) in accordance with the terms of that certain Asset Purchase Agreement dated as of October 21, 2009 between Amcon and Harp (the “Purchase Agreement”), (ii) the incurrence of debt in the amount $500,000 payable by Amcon to Harp subject to the requirements of Section 13(b) of the Agreement and (iii) the payment of certain contingent payments to be made by Amcon to Harp in accordance with the terms of the Purchase Agreement (the “Harp Contingent Payment”) subject to the following conditions: (a) the amount of such contingent payments paid to Harp by the Borrowers may not exceed One Million Forty Thousand Dollars ($1,040,000) in the aggregate at any time, (b) no Event of Default has occurred or would be caused by the making of any such contingent payment after giving effect thereto (including, but not limited to, all financial covenants set forth in Section 14 of the Loan Agreement) and (c) the Borrowers have Average Excess Availability of not less than Five Million Dollars ($5,000,000) for the thirty day period immediately prior to the payment of such contingent payment and after giving effect to the payment of such contingent payment. The consent provided herein shall be limited to the matter set forth herein and shall not suspend, waive or affect any other covenant, condition or definition contained in the Loan Agreement. Except as otherwise provided herein, all provisions, terms and conditions of the Loan Agreement remain in full force and effect. The consent is granted only for the specific instance specified herein and in no manner creates a course of dealing or otherwise impairs the future ability of Lenders to declare an Event of Default under or otherwise enforce the terms of the Loan Agreement.
     3. Consent to Advance under Confectionary and Tobacco Accordion. Subject to compliance by the Borrowers with the conditions set forth in Section 2(a) of the Loan Agreement for an advance under the Confectionary and Tobacco Accordion, BofA hereby consents to an advance not to exceed $5,000,000 under the Confectionary and Tobacco Accordion to be allocated to the Lenders on or before October 31, 2009 to be utilized for certain candy and confectionary inventory purchases from the Hershey Company and cigarette inventory from Commonwealth Brands, Inc.
     4. Conditions of Amendment This Amendment shall not become effective until each of the following conditions precedent has been satisfied:
     (i) Agent shall have received this Amendment, duly executed by the parties hereto; and
     (ii) Agent shall have received a fully executed copy of the Purchase Agreement.
     5. Representations and Warranties The representations and warranties set forth in Section 11 of the Agreement shall be deemed remade as of the date hereof by each Borrower, except that any and all references to the Agreement in such representations and warranties shall be deemed to include this Amendment. No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute an Event of Default under the Agreement.
     6. Costs and Expenses. Borrowers agree to pay on demand all costs and expenses of or incurred by Agent (including, but not limited to, legal fees and expenses) in connection with the negotiation, preparation, execution and delivery of this Amendment.
     7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or other electronic means shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic means also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
     8. Reaffirmation. Except as expressly amended hereby, the Agreement and the Other Agreements are hereby ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof. Each Borrower hereby reaffirms its grant of the security interest in the Collateral.
     9. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Illinois, without regard to conflict of laws principles of such State.
[Signatures appear on following pages]

(Signature Page to Thirteenth Amendment to
Amended and Restated Loan and Security Agreement)

BANK OF AMERICA, N.A., a national banking association, as Agent and a Lender

By: Title:	/s/ Jason Hoefler VP

M&I MARSHALL & ILSLEY BANK, as a Lender

By: Title:	/s/ Michael Doyle VP

M&I MARSHALL & ILSLEY BANK, as a Lender

By: Title:	/s/ Dan DeWitt AVP

ACKNOWLEDGED AND AGREED TO this 2nd day of October, 2009:

AMCON DISTRIBUTING COMPANY

By: Title:	/s/ Andrew C. Plummer CFO / VP

CHAMBERLIN NATURAL FOODS, INC.

By: Title:	/s/ Clifford W. Ginn VP

HEALTH FOOD ASSOCIATES, INC.

By: Title:	/s/ Clifford W. Ginn VP